SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 15, 2016

Stratean Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53498	87-044945
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2391 South 1560 West Woods Cross, Utah	84087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 801-244-4405

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On January 15, 2016, we entered into an Investor Relations Consulting Agreement (the “Agreement”) with Hayden IR (“HIR”) to serve as our investor relations firm for a period of twelve months. Under the Agreement, HIR’s responsibilities include: implementing and maintaining an ongoing market support system to expand awareness of our company in the investment community; arranging conference calls and interviews; providing feedback on expectations of results and company value; assisting with the presentation of periodic results of operations; monitoring newswires and industry publications; drafting and coordinating press releases, among other services.

As compensation for the services under the Agreement, we agreed to pay HIR a cash monthly fee of $3,500 for the first six months of the Agreement. The monthly fee will increase to $6,500 for the last six months of the Agreement or when we obtain financing. We also agreed to issue to HIR 20,000 shares of restricted common stock, half due within 30 days of executing the Agreement, and the balance due at the end of seven months of executing the Agreement.

The foregoing description of the terms of the Agreement is qualified in its entirety by reference to the provisions of the Agreement, which is filed as Exhibit 10.1 to this Current Report and incorporated by reference herein.

SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

10.1 Investor Relations Consulting Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Statean Inc.

/s/ Zachary Bradford
Zachary Bradford Chief Financial Officer

Date: January 19, 2016

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